Exhibit 10.44.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Agreement is made, this 8th day of January, 2001, between SHONAC CORPORATION, an Ohio corporation having its principal offices located at 1675 Watkins Road, Columbus, Ohio 43207 (“Assignor”) and DSW SHOE WAREHOUSE, INC., a Missouri corporation having its principal offices located at 1675 Watkins Road, Columbus, Ohio 43207 (“Assignee”).

RECITALS

     WHEREAS, Assignor is the Subtenant under a certain sublease dated June 12, 2000, by and between Assignor and Jubilee Limited Partnership, an Ohio limited partnership (“Sublandlord”), relative to approximately 25,955 square feet of real property known as Baileys Crossroads Shopping Center, 5518 Leesburg Pike, Baileys Crossroads, Virginia 22041 (the “Lease”); and

     WHEREAS, Assignee is a wholly owned subsidiary of Assignor.

AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.     Assignor hereby sells, assigns, and conveys to Assignee all of Assignor’s rights, title, and interest under the Lease.

2.     Assignee hereby accepts this assignment and agrees to perform all obligations for which the Tenant is responsible under the Lease.

3.     Assignor warrants that the Lease is in full force and effect, that neither Assignor nor Landlord is in breach thereof or in default thereunder, that the Lease has not been modified or amended, except as stated above, and that the Lease is valid and enforceable. Assignor further warrants that it has not previously assigned the Lease or sublet the Premises, that its interest in the Lease is unencumbered, and that Assignor has full power and authority to assign its interest under the Lease.

4.     Assignor hereby agrees to indemnify and hold Assignee harmless from all liability, loss, damage, and expense incurred by Assignee as a result of any defaults by Assignor as Tenant under the Lease which may have occurred or may occur at any time prior to the effective date of this Agreement, and from all liability, loss, damage, and expense that Assignee may suffer by reason of any challenge to the validity or enforceability of the Lease or to any of the terms thereof.

5.     Assignee hereby agrees to indemnify and hold Assignor harmless from all liability, loss, damage, and expense incurred by Assignor as a result of any defaults by Assignee as Tenant under the lease which may occur at any time after the effective date of this agreement.

6.     In no event will this Assignment and Assumption Agreement operate to release Assignor from its primary obligations and liabilities under the Lease.

Executed as of the day and year first above written.

Signed and acknowledged in the presence of:	ASSIGNOR:

SHONAC CORPORATION

/s/ Christy Cuschleg	BY:	/s/ Jeffrey P. Meena

	NAME:	Jeffrey P. Meena

/s/ Tracy L. Snow	TITLE:	Vice President-Controller/Asst. Secy.

ASSIGNEE:

DSW SHOE WAREHOUSE, INC.

/s/ Christy Cuschleg	BY:	/s/ John C. Rossler

	NAME:	John C. Rossler

/s/ Tracy L. Snow	TITLE:	President

STATE OF OHIO	)
	)	ss:
COUNTY OF FAIRFIELD	)

     The foregoing instrument was acknowledged before me this 4th day of January, 2001, by Jeffrey P. Meena, Vice President-Controller/Assistant Secretary, of SHONAC CORPORATION, an Ohio corporation, on behalf of the corporation.

/s/ Christy Cuschleg
Notary Public
Christy Cuschleg Commission expires 8/2/04

STATE OF OHIO	)
	)	ss:
COUNTY OF FAIRFIELD	)

     The foregoing instrument was acknowledged before me this 8th day of January, 2001, by John C. Rossler, President, of DSW SHOE WAREHOUSE, INC., a Missouri corporation, on behalf of the corporation.

/s/ Christy Cuschleg
Notary Public
Christy Cuschleg Commission expires 8/2/04